UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2023
Biohaven Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41477	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2023, Biohaven Ltd. (the “Company”) approved an amendment (the “Option Agreement Amendment”) to the share option grant notice and option agreements (the “Option Agreement”) with respect to the nonqualified share options (the “Options”) previously granted to each of Vlad Coric, M.D., the Company’s Chief Executive Officer and Chairman of the Board of Directors, Matthew Buten, the Company’s Chief Financial Officer, and Bruce Car, the Company’s Chief Scientific Officer. The purpose of the Option Agreement Amendment was to permit the Options to be exercised by Dr. Coric, Mr. Buten and Dr. Car prior to vesting in exchange for restricted common shares of the Company subject to the same vesting schedule as the Options.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 2, 2023, the Company held its 2023 annual meeting of shareholders (the “Annual Meeting”). The Company’s shareholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 23, 2023. Of the 68,212,479 common shares outstanding as of the record date, 59,877,505 shares, or 87.78%, were present or represented by proxy at the Annual Meeting. At the Annual Meeting, each nominee for director was elected by a majority of shares present in person or represented by proxy, that were entitled to vote on the election of directors, were voted and did not abstain (Proposal 1). In addition, a Company proposal regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2) was approved.

Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.
Proposal No. 1: Election of Directors for a term expiring at the 2026 Annual Meeting of Shareholders. Only votes “For” or “Against” affected the outcome with respect to Proposals 1(a), 1(b) and 1(c), and abstentions had no effect. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Proposal No. 1(a): Michael T. Heffernan	44,947,256	7,058,644	4,806
	86.42%	13.57%
Proposal No. 1(b): Irina A. Antonijevic, M.D., Ph.D.	48,993,326	2,866,516	150,864
	94.47%	5.52%
Proposal No. 1(c): Robert J. Hugin	48,898,854	3,107,014	4,838
	94.02%	5.97%
Broker Non-Votes: 7,866,799
All three nominees were elected.
Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2023. Votes “For” or “Against” affected the outcome with respect to Proposal 2, and abstentions had no effect. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of Ernst & Young LLP	59,797,183	73,711	6,611
	99.87%	0.12%
Broker Non-Votes: 0
Proposal No. 2 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2023

Biohaven Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer

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